UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5801 Tennyson Parkway, Suite 275 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2022, Stryve Foods, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with select accredited investors (the “Investors”), relating to the issuance and sale of 2,496,934 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) and, in lieu of Common Stock, pre-funded warrants to purchase 7,797,184 shares of Common Stock (the “Pre-Funded Warrants”), and accompanying warrants (the “Warrants”) to purchase up to 10,294,118 shares of Common Stock (the “Offering”). The Offering closed on January 11, 2022. The Common Stock and Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for Pre-Funded Warrants). The Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses.

Each Pre-Funded Warrant has an exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire. Each Warrant has an exercise price per share of Common Stock equal to $3.60 and will expire five years from the date of issuance and may be exercised on a cashless basis if a registration statement registering the shares issuable upon exercise is not effective. The Pre-Funded Warrants and Warrants are immediately exercisable, provided that the holder will be prohibited, subject to certain exceptions, from exercising the warrants for shares of the Company’s Common Stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of the Company’s Common Stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company.

Concurrent with its entry into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) that requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale by the Investors of the Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants by January 21, 2022 and to have such registration statement declared effective by February 5, 2022, in the event the registration statement is not reviewed by the Securities and Exchange Commission (the “SEC”), or by April 6, 2022, in the event the registration statement is reviewed by the SEC. The Company will use commercially reasonable efforts to keep such registration statement effective at all times until all of the registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the registration statement when required, fails to cause the registration statement to be declared effective by the SEC when required, or if the Company fails to maintain the effectiveness of the registration statement. Pursuant to the Purchase Agreement, the Company agreed that it would not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents for a period of 90 days after the effective date of the registration statement, subject to certain exceptions.

The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

The foregoing descriptions of the terms of the Purchase Agreement, Pre-Funded Warrants, Warrants and the Registration Rights Agreement are each qualified in their entirety by reference to the forms of Purchase Agreement, Pre-Funded Warrant, Warrant, and Registration Rights Agreement, which are attached hereto as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On January 7, 2022, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release of Stryve Foods, Inc., dated January 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2022

STRYVE FOODS, INC.

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	CEO